UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2024

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston,Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment Number Seven to Loan and Security Agreement

Vertex Energy, Inc. (the “Company”, “we” and “us”) previously filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC” or the “Commission”) on April 7, 2022 filed with the SEC on April 26, 2022) disclosing that on April 1, 2022, Vertex Refining Alabama LLC, a Delaware limited liability company (“Vertex Refining”) which is indirectly wholly-owned by the Company; the Company, as a guarantor; substantially all of the Company’s direct and indirect subsidiaries, as guarantors (together with the Company and certain direct or indirect subsidiaries of the Company which subsequently became guarantors, the “Guarantors”, and together with the Company and Vertex Refining, the “Loan Parties”); certain funds and accounts under management by BlackRock Financial Management, Inc. or its affiliates, as lenders (“BlackRock”), certain funds managed or advised by Whitebox Advisors, LLC, as lenders (“Whitebox”), certain funds managed by Highbridge Capital Management, LLC, as lenders (“Highbridge”), Chambers Energy Capital IV, LP, as a lender (“Chambers”), CrowdOut Capital LLC, as a lender (“CrowdOut Capital”), CrowdOut Credit Opportunities Fund LLC, as a lender (“CrowdOut Credit”); and Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent for the Lenders (the “Agent”), entered into a Loan and Security Agreement. As used herein, “Lenders” refers to Blackrock, Whitebox, Highbridge, CrowdOut Capital, CrowdOut Credit and the New Lender (as defined below), which as of the date hereof comprise the current lenders under the Loan and Security Agreement.

On July 24, 2024, the Loan Parties entered into an Amendment Number Seven and Limited Consent to Loan and Security Agreement (“Amendment No. Seven to Loan Agreement”, and the Loan and Security Agreement as amended to date, the “Loan and Security Agreement”), with the Lenders (including a new lender, the “New Lender”)), and the Agent, pursuant to which (a) the New Lender agreed to provide a term loan in the amount of $20 million (the “New Loan”, and together with the existing term loans, the “Term Loan”); (b) the Lenders consented to permitting consolidated liquidity of the Loan Parties to be less than $25,000,000, but not less than $15,000,000, in each case, for any period of more than three consecutive business days prior to September 24, 2024; and (c) the Lenders consented to certain other amendments to the Loan and Security Agreement and the parties agreed to certain other mutually negotiated changes to the Loan and Security Agreement, each as discussed below.

Amendment No. Seven to the Loan Agreement (a) requires the Company to appoint a Chief Restructuring Officer, which appointment is discussed in greater detail in Item 5.02 below, (b) includes additional information covenants with respect to cash flow and variance reporting unless the Company attains certain levels of consolidated liquidity, and (c) provides for additional events of default, including the failure to comply with the additional covenants noted above and failure to achieve certain milestones, including subject to certain levels of consolidated liquidity, the entry into a restructuring support agreement with the Lenders to effectuate a restructuring of the Company’s capital structure.

The proceeds of the New Loan can be used by the Company (i) for general corporate purposes, consistent with the Approved Forecast, and (ii) to pay certain fees and expenses associated with the closing of the transactions contemplated by the New Loan (the “Fees and Expenses”).

The New Lender advanced Vertex Refining the New Loan (less the Fees and Expenses) on July 25, 2024.

The amounts outstanding under the Term Loan (including the New Loan), will bear interest at a rate per annum equal to the sum of (i) the greater of (x) the per annum rate publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” in the United States minus 1.50% as in effect on such day and (y) the Federal Funds rate for such day plus 0.50%, subject in the case of this clause (i), to a floor of 1.0%, plus (ii) 10.25%. Interest on the New Loan is payable in cash (i) quarterly, in arrears, on the last business day of each calendar quarter, commencing on the last business day of the calendar quarter ending September 30, 2024, (ii) in connection with any payment, prepayment or repayment of the Term Loans (including as discussed in greater detail below), and (iii) at maturity (whether upon demand, by acceleration or otherwise).

The Company also agreed to pay certain fees and transaction expenses in connection with the New Loan, including an exit fee calculated to pay the New Lender providing the New Loan a multiple of invested capital of 1.20x on the amount of the New Loan.

Amounts owed under the Loan and Security Agreement, including the New Loan, if not earlier repaid, are due on April 1, 2025.

Pursuant to the Loan and Security Agreement, on September 30, 2024 and December 31, 2024, Vertex Refining is required to repay $266,158 of the principal amount of the New Loan, along with an aggregate of $2.9 million under the other Term Loan borrowing.

The amount of the Term Loan is secured by substantially all of the present and after-acquired assets of the Company and its subsidiaries. Additionally, Vertex Refining’s obligations under the Loan and Security Agreement are jointly and severally guaranteed by substantially all of the Company’s subsidiaries and the Company.

The Loan and Security Agreement includes customary representations and warranties, and affirmative and negative covenants of the Loan Parties for a facility of this size and type, including prohibiting the Loan Parties from creating any indebtedness without the consent of the Lenders, subject to certain exceptions (including as discussed above), and requiring the Loan Parties to have no less than $25 million of unrestricted cash for any period of more than three consecutive business days (except through September 24, 2024, which minimum unrestricted cash threshold is $15 million, as discussed above). The Loan and Security Agreement includes customary events of default for transactions of this type, including failures to pay amounts due, bankruptcy proceedings, covenant defaults, attachment or seizure of a material portion of the collateral securing the Loan and Security Agreement, cross defaults, if there is a default in any agreement governing indebtedness in excess of $3,000,000, resulting in the right to accelerate such indebtedness, certain judgments against the Loan Parties, misrepresentations by the Loan Parties in the transaction documents, insolvency, cross default of an Offtake and Supply Agreement previously entered into by the Company, a Change of Control (as defined in the Loan and Security Agreement), termination of certain intercreditor agreements, and the loss or termination of certain material contracts. Upon the occurrence of an event of default, the Agent may declare the entire amount of obligations owed under the Loan and Security Agreement immediately due and payable and take certain other actions provided for under the Loan and Security Agreement, including enforcing security interests and guarantees.

The Loan and Security Agreement includes customary indemnification obligations for a facility of this size and type, requiring us to indemnify the Agent and the Lenders for certain expenses, losses and claims.

In connection with the New Loan, and as additional consideration to the Lenders providing the amendments and the Specified Consent (as defined and provided for under the terms of Amendment No. Seven to Loan Agreement) on July 24, 2024, the Company granted warrants to purchase 2,577,263 shares of common stock of the Company to the Lenders, or affiliates thereof, as discussed in greater detail below.

The amounts owed under the Loan and Security Agreement are also secured by various deeds of trusts and mortgages for the real properties described therein, over the Company’s Mobile, Alabama refinery and substantially all other material owned and leased real property of the Guarantors including properties in Texas and Louisiana.

Warrant Agreement and Registration Rights Agreement

In connection with the entry into the Amendment No. Seven to Loan Agreement, and as a required term and condition thereof, on July 26, 2024, the Company granted warrants (the “July 2024 Warrants”) to purchase 2,577,263 shares of the Company’s common stock to the Lenders, or affiliates thereof. The terms of the July 2024 Warrants are set forth in a Warrant Agreement (the “Warrant Agreement”) entered into on July 24, 2024, between the Company and Continental Stock Transfer & Trust Company as warrant agent.

The July 2024 Warrants have a five year term, beginning on the date of the Warrant Agreement, and a $0.01 per share exercise price, and include weighted average anti-dilutive rights in the event any shares of common stock or other equity or equity equivalent securities payable in common stock are granted, issued or sold (or the Company enters into any agreement to grant, issue or sell), or in accordance with the terms of the Warrant Agreement, are deemed to have granted, issued or sold, subject to certain exceptions, in each case, at a price less than the exercise price, which automatically decreases the exercise price of the July 2024 Warrants upon the occurrence of such event, as described in greater detail in the Warrant Agreement, and increases the number of shares of common stock issuable upon exercise of the July 2024 Warrants, such that the aggregate exercise price of all July 2024 Warrants remains the same before and after any such dilutive event. Until or unless the Company receives shareholder approval under applicable Nasdaq listing rules for the issuance of more than 19.9% of the Company’s outstanding shares of common stock on July 24, 2024, pursuant to the exercise of July 2024 Warrants (the “Share Cap”), the Company may not issue more shares of common stock upon exercise of the July 2024 Warrants than the Share Cap, and is required to pay the Lenders cash, based on the fair market value of any shares required to be issued upon exercise of the July 2024 Warrants (as calculated in the Warrant Agreement), in excess of the Share Cap. Upon the occurrence of a fundamental transaction (as described in the Warrant Agreement), the Warrant Agreement (a) provides each holder a put right and (b) provides the Company with a call right in respect of the July 2024 Warrants. Upon the exercise of a put right by the holder or a call right by the Company, the Company is obligated to repurchase the July 2024 Warrants for the Black Scholes Value of the July 2024 Warrants repurchased, as calculated in the Warrant Agreement. The July 2024 Warrants also include cashless exercise rights and a provision preventing a holder of the July 2024 Warrants from exercising any portion of their July 2024 Warrants if such holder (together with its Attribution Parties, as such term is defined in the Warrant Agreement) would beneficially own in excess of a specified percentage (as set forth in the Warrant Agreement) of the number of shares of Company common stock outstanding immediately after giving effect to the exercise, subject to certain rights of the holders to increase or decrease such percentage (provided that the percentage does not exceed 9.99%).

Additionally, upon effectiveness of the consummation of any transaction (including any merger or consolidation), in one or a series of related transactions, the result of which is that any “person” (as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), becomes the beneficial owner, directly or indirectly, of more than 33% of the Company’s common stock, measured by voting power rather than number of shares, units or the like, that results from a transaction (i) that on July 24, 2024 is being considered by the Company (whether or not “probable”) and is known to the Lenders and (ii) which involves the issuance by the Company of common stock or common stock equivalents, the number of shares of common stock issuable upon exercise of each outstanding Warrant is to be proportionally adjusted such that the percentage of shares of common stock issuable upon exercise of the Warrant (the “Warrant Shares Percentage”) immediately following the consummation of such transaction is equal to the Warrant Shares Percentage immediately prior to consummation of such transaction.

In connection with the grant of the July 2024 Warrants, the Company and the holders of the July 2024 Warrants entered into a Registration Rights Agreement dated July 24, 2024 (the “Registration Rights Agreement”). The Registration Rights Agreement replaced and superseded that certain prior Registration Rights Agreement entered into between the Company and the Lenders party thereto, dated June 25, 2024 (the “June 2024 Registration Rights Agreement”), requiring the Company to file a registration statement to register the shares of common stock issuable upon exercise of those certain warrants to purchase 500,000 shares of common stock of the Company with an exercise price of $1.288 per share which were granted to certain of the Lenders and certain of their affiliates on June 25, 2024 (the “June 2024 Warrants”). Under the Registration Rights Agreement, the Company agreed to file a registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “SEC” or the “Commission”) as soon as reasonably practicable and in no event later than 30 days following July 24, 2024, for purposes of registering the resale of the shares of common stock issuable upon exercise of the July 2024 Warrants and June 2024 Warrants. The Company also agreed to use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective as soon as practicable and no later than 45 days following the filing of the Initial Registration Statement; provided, that such date is extended until 105 days after the filing date if the Initial Registration Statement is reviewed by the staff of the Commission. The Registration Rights Agreement also provides the holders of the July 2024 Warrants and June 2024 Warrants certain piggyback and demand registration rights (including pursuant to an underwritten offering, in the event the gross proceeds from such underwritten offering are expected to exceed $35 million).

If, subject to certain limited exceptions described in the Registration Rights Agreement, (i) the Initial Registration Statement required to be filed pursuant to the Registration Rights Agreement is not filed on or prior to the required filing deadline (or without complying with the terms of the Registration Rights Agreement), (ii) a registration statement registering for resale all of the registrable securities is not declared effective by the Commission by the required effectiveness deadline, or (iii) during the period commencing on the effective date of the Initial Registration Statement and ending on the earlier of the date when there are no registrable securities or the fifth anniversary of the effective date of the Initial Registration Statement, a registration statement is not continuously effective to allow the sale of the shares underlying the July 2024 Warrants and June 2024 Warrants, for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days (which need not be consecutive) during any 12-month period, then, in addition to any other rights such holder of July 2024 Warrants and June 2024 Warrants may have under the Registration Rights Agreement or applicable law, (x) on the first such applicable default date, the Company shall pay to such holder of July 2024 Warrants and June 2024 Warrants an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the fair market value (such fair market value calculated as required under the Registration Rights Agreement) of the registrable securities held by such holder (the “1% Penalty”), and (y) on each monthly anniversary of such default date until all applicable defaults have been cured, shall pay the 1% Penalty, subject to a maximum penalty of 10% of the fair market value of the registrable securities held by each applicable holder of July 2024 Warrants and June 2024 Warrants (such fair market value calculated as required under the Registration Rights Agreement).

The Company has agreed, among other things, to indemnify the holders of the July 2024 Warrants and June 2024 Warrants and their affiliates with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the Registration Rights Agreement.

Fourth Limited Consent to Supply and Offtake Agreement

Also on July 24, 2024, Vertex Refining and Macquarie Energy North America Trading Inc. (“Macquarie”) entered into a Fourth Limited Consent (the “Macquarie Limited Consent”), in connection with that certain Supply and Offtake Agreement, dated as of April 1, 2022, between Vertex Refining and Macquarie (as amended from time to time, the “Supply and Offtake Agreement”). Pursuant to the Macquarie Limited Consent, Macquarie provided a limited consent to allow Vertex Refining to have unrestricted cash of less than $25 million, but not less than $15 million, for any period of not more than three consecutive business days, without triggering an event of default under such Supply and Offtake Agreement, through September 24, 2024. The Macquarie Limited Consent also provides that it would be an event of default under the Supply and Offtake Agreement if unrestricted cash is less than $25 million as of September 24, 2024.

* * * * *

The foregoing descriptions of the Amendment No. Seven to Loan Agreement, the Warrant Agreement, the Registration Rights Agreement and the Macquarie Limited Consent, do not purport to be complete and is qualified in its entirety by reference to the full text of such Amendment No. Seven to Loan Agreement, the Warrant Agreement, the Registration Rights Agreement and the Macquarie Limited Consent, which are filed as Exhibits 10.1, 4.1, 10.2, and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As discussed in greater detail in Item 1.01, above, the Registration Rights Agreement entered into on July 24, 2024, replaced and superseded in its entirety the June 2024 Registration Rights Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures included in Item 1.01 above, including regarding the Amendment No. Seven to Loan Agreement and the New Loan, and the related agreements and transactions associated therewith, are incorporated into this Item 2.03 in their entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above regarding the grant of the July 2024 Warrants is incorporated into this Item 3.02 by reference. The issuance of the July 2024 Warrants to purchase 2,577,263 shares of common stock to the Lenders and affiliates thereof, as discussed in Item 1.01 above was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Section 4(a)(2) and/or Regulation D, Rule 506 thereunder, since the transaction did not involve a public offering, the recipients confirmed that they were “accredited investors”, and that they were acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities are subject to transfer restrictions, and the certificates or book-entry statements evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The July 2024 Warrants and the shares of common stock issuable upon exercise thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The maximum number of shares of common stock issuable upon exercise of the July 2024 Warrants is 2,577,263 shares of common stock, subject to anti-dilution protection as provided for in the Warrant Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures included in Item 1.01 above, including regarding the Loan and Security Agreement, Amendment No. Seven to Loan Agreement and the Term Loan (including the New Loan) and the related agreements associated therewith, are incorporated into this Item 3.03 in their entirety by reference.

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Effective on July 24, 2024, the Company, pursuant to requirements of the Loan and Security Agreement, appointed Seth Bullock as Chief Restructuring Officer (“CRO”).

Mr. Bullock, age 51, is a Managing Director of Alvarez & Marsal North America, LLC (“A&M”), a management advisory and consulting firm. Mr. Bullock joined A&M as a Managing Director in 2014. Mr. Bullock leads A&M’s Oil & Gas Restructuring practice and advises distressed companies, lenders and creditors on both in-court and out-of-court restructurings and turnarounds. He has more than 20 years of restructuring, interim management, liquidity management, distressed investing, capital raising and distressed mergers and acquisitions (M&A) expertise. Prior to joining A&M, Mr. Bullock worked with several restructuring and investment advisory firms. Mr. Bullock earned a bachelor’s degree in Finance from Loyola University, New Orleans and is a CFA Charterholder.

In connection with Mr. Bullock’s appointment, the Company and A&M entered into an engagement letter for Mr. Bullock’s services as the Company’s CRO. Mr. Bullock’s compensation for the CRO position is included as part of the fees paid by the Company to A&M and there are no additional, and no anticipated additional, compensatory arrangements between the Company and Mr. Bullock in connection with his performance as the CRO beyond such fees paid by the Company to A&M. Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Bullock and any other person pursuant to which Mr. Bullock was appointed to serve as CRO and there are no family relationships between Mr. Bullock and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Mr. Bullock had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1*	Warrant Agreement, dated July 24, 2024, by and among Vertex Energy, Inc. and Continental Stock Transfer & Trust Company, as warrant agent
10.1*#	Amendment Number Seven and Limited Consent to Loan and Security Agreement, dated July 24, 2024, by and among Vertex Refining Alabama LLC, as borrower, Vertex Energy, Inc., as parent and as a guarantor, certain direct and indirect subsidiaries of Vertex Energy, Inc., as guarantors, the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the lenders
10.2*	Registration Rights Agreement, dated July 24, 2024, between Vertex Energy, Inc. and each of the Holders party thereto
10.3*	Fourth Limited Consent, dated July 24, 2024, between Vertex Refining Alabama LLC and Macquarie Energy North America Trading Inc.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

# Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: July 30, 2024	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer